Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Securities and Exchange Commission on August 15, 2011 (the “Report”), I, Deborah Terry,Chief Financial Officer of Aspen Partners, Ltd, Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the forgoing Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: August 15, 2011

/s/ Deborah Terry
Deborah Terry, Chief Financial Officer
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC